Exhibit 10.1
MEDIAALPHA, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT
AWARD AGREEMENT
THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of <award_date> (the “Date of Grant”), is made by and between MediaAlpha, Inc., a Delaware corporation (the “Company”), and <first_name> <last_name> (the “Participant”).
WHEREAS, the Company has adopted the MediaAlpha, Inc. 2020 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), pursuant to which Performance-based Restricted Stock Units (“PRSUs”) may be granted.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.    Grant of Restricted Stock Units.

(a)    Grant. The Company hereby grants to the Participant a total of <shares_awarded> target PRSUs (this “Award”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Participant may become vested in up to 200% of the target PRSUs, on the terms and conditions set forth in this Agreement. Each PRSU represents the right to receive one Class A share of the Company’s common stock, $0.01 par value (“Share”) upon vesting. The PRSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. Without limiting the foregoing, the Participant acknowledges that the PRSUs and any Shares acquired upon settlement of the PRSUs are subject to provisions of the Plan under which, in certain circumstances, an adjustment may be made to the number of the PRSUs and any Shares acquired upon settlement of the PRSUs.

2.    Vesting; Settlement.

(a)    Vesting. Up to 200% of the target PRSUs shall become vested in accordance with the Company’s achievement of the performance goals for the Performance Period (as defined in Exhibit A to this Agreement, attached hereto and incorporated herein by reference), and the other terms and conditions set forth herein and in Exhibit A.

(b)    Performance Vesting Determination Date. Subject to certain exceptions set forth in Exhibit A, the Committee shall determine, in its sole discretion, whether and the extent to which the performance goals applicable to the PRSUs were achieved before the PRSUs are settled and the Shares are delivered to the Participant. Such determination will be made as soon as practicable following completion of the external audit of the Company's financial statements for the Performance Period (the "Performance Vesting Determination Date").

(c)    Settlement. Subject to certain exceptions set forth in Exhibit A, each vested PRSU shall be settled in Shares in calendar year <settlement year> within 60 calendar days following the Performance Vesting Determination Date. Subject to certain exceptions set forth in Exhibit A, any PRSUs not determined by the Committee to have vested shall be cancelled immediately.

3.    Dividend Equivalents. Each PRSU shall be credited with dividend equivalents, which shall be withheld by the Company for the Participant’s account. Dividend equivalents credited to the Participant’s account and attributable to a PRSU shall be distributed (without interest) to the Participant at the same time as the underlying Share is delivered upon settlement of such PRSU and, if such PRSU is forfeited, the Participant shall have no right to such dividend equivalents. Any adjustments for dividend equivalents shall be in the sole discretion of the Committee and may be payable (x) in cash, (y) in Shares with a Fair Market Value equal to the dividend equivalents, or (z) in an adjustment to the underlying number of Shares subject to the PRSUs

4.    Tax Withholding. Vesting and settlement of the PRSUs shall be subject to the Participant satisfying any applicable U.S. Federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. Unless otherwise provided by the Participant, tax withholding (if required) shall be at the applicable minimum statutory rate and shall be satisfied by the Company withholding Shares that would otherwise be deliverable to the Participant upon settlement of the PRSUs with a Fair Market Value equal to such withholding liability. The Committee shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the PRSUs or otherwise the amount of any required withholding taxes in respect of the PRSUs, its settlement or any payment or transfer of the PRSUs or under the Plan and to take any such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes.

5.    Reserved.

6.    Reserved.

7.    Restrictive Covenants.

(a)    Restrictive Covenant Agreements. Except to the extent the Participant has obtained the prior consent of the Committee, which may be granted or withheld in the Committee’s absolute discretion, during the term of the Participant’s Service Relationship and thereafter according to their respective provisions, the Participant hereby agrees that he or she shall be bound by, and shall comply with, (i) all noncompetition, nonsolicitation and other restrictive covenants set forth in any agreement the Participant has executed with the Company and its Affiliates, as the case may be, including the Confidential Information and Inventions Assignment Agreement in the form provided by the Company

(collectively, the “Restrictive Covenant Agreements”), and (ii) all other agreements the Participant has executed during the course of the Participant’s Service Relationship with the Company and its Affiliates as in effect from time to time (including, without limitation, the Participant’s Service Relationship Agreement (if any)).

(b)    Forfeiture; Other Relief. In the event of a material breach by the Participant of any Restrictive Covenant Agreement that is not cured by the Participant within ten (10) days following the Participant’s receipt of written notice from the Company, then in addition to any other remedy which may be available at law or in equity, the PRSUs shall be automatically forfeited effective as of the date on which such violation first occurs, and, in the event that the Participant has received settlement of PRSUs within the three (3) year period immediately preceding such breach, the Participant will forfeit any Shares received upon settlement thereof without consideration and be required to forfeit any compensation, gain or other value realized thereafter on the sale or other transfer of such Shares, and must promptly repay such amounts to the Company. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such Restrictive Covenant Agreement to the full extent of law and equity. The Participant acknowledges and agrees that irreparable injury will result to the Company and its goodwill if the Participant breaches any of the terms of the Restrictive Covenant Agreements, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law would be an inadequate remedy for any breach. Accordingly, the Participant hereby agrees that, in the event of a breach of any of the terms of the Restrictive Covenant Agreements, in addition to any other remedy that may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

(c)    Severability; Blue Pencil. The invalidity or nonenforceability of any provision of this Section 7 or any of the terms of the Restrictive Covenant Agreements in any respect shall not affect the validity or enforceability of the other provisions of this Section 7 or any of the terms of the Restrictive Covenant Agreements in any other respect, or of any other provision of this Agreement. In the event that any provision of this Section 7 or any of the terms of the Restrictive Covenant Agreements shall be held invalid, illegal or unenforceable (whether in whole or in part) by a court of competent jurisdiction, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions (and part of such provision, as the case may be) shall not be affected thereby; provided, however, that if any provision of the Restrictive Covenant Agreements is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

8.    Rights as a Stockholder. The Participant shall not be deemed for any purpose, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares underlying the PRSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the Shares underlying the vested PRSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such Shares on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following vesting as contemplated by this Agreement, subject to compliance with applicable laws.

9.    Compliance with Legal Requirements. The granting and settlement of the PRSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable Federal,

provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the PRSUs as it deems reasonably necessary or advisable under applicable Federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of Federal and state securities law in exercising his or her rights under this Agreement.

10.    Clawback. The PRSUs and/or the Shares acquired upon settlement of the PRSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) to the extent required by (a) applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), provided that such requirement is in effect at the relevant time, and/or the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted, or (b) a written policy adopted by the Company.

11.    Miscellaneous.

(a)    Transferability. The PRSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than, by will or by the laws of descent and distribution, to the Participant’s family members, a trust or entity established by the Participant for estate planning purposes, a charitable organization designated by the Participant, pursuant to a qualified domestic relations order or as otherwise permitted under the Plan; provided, that in case of any such permitted Transfer, (i) the vesting, forfeiture and clawback provisions shall continue to relate to the Participant’s Service Relationship and any termination thereof, (ii) the restrictive covenant or other obligations herein shall continue to be performed personally by the Participant and (iii) such transfer shall be subject to applicable laws and to such advance notice and other rules and requirements as determined by the Committee in its sole discretion. Any attempted Transfer of the PRSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the PRSUs, shall be null and void and without effect.

(b)    Amendment. The Committee at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights of the Participant shall not be materially and adversely affected without the Participant’s written consent.

(c)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)    Section 409A. The PRSUs are intended to be exempt from, or compliant with, Section 409A of the Code and shall be interpreted accordingly. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the

Code, the Committee may, in its sole reasonable discretion and with the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 11(d) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the PRSUs or the Shares underlying the PRSUs will not be subject to interest and penalties under Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or this Agreement, to the extent that the Participant is a “specified employee” (within the meaning of the Committee’s established methodology for determining “specified employees” for purposes of and in compliance with Section 409A of the Code), payment or distribution of any amounts with respect to the PRSUs that are subject to Section 409A of the Code will be made as soon as practicable following the first business day of the seventh month following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) from the Company and its Affiliates, or, if earlier, the date of the Participant’s death. To the extent necessary to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, if the period specified in this Agreement for the settlement of vested Shares spans two calendar years, the Shares shall be settled in the second calendar year.

(e)    General Assets. All amounts credited in respect of the PRSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(f)    Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally recognized overnight courier, or by first-class registered or certified mail, postage prepaid and return receipt requested, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

(i)    if to the Company, to:
MediaAlpha, Inc.
700 South Flower Street
Suite 640
Los Angeles, CA 90017
Attention: General Counsel

(ii)    if to the Participant, to the Participant’s home address on file with the Company.
All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery or delivery by telecopy, on the date of such delivery, in the case of nationally recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing .
(g)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h)    No Rights to Employment or Continued Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(i)    Fractional Shares. In lieu of issuing a fraction of a Share resulting from an adjustment of the PRSUs pursuant to Section 4(b) of the Plan or otherwise, the Company shall be entitled to pay to the Participant a cash amount equal to the Fair Market Value of such fractional share.

(j)    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s beneficiary shall be determined under applicable state law if such state law does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 11(j).

(k)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(l)    Entire Agreement. This Agreement, the Plan and the Restrictive Covenant Agreements, together with the Participant’s Service Relationship Agreement (if any) and other agreements the Participant has executed during the course of the Participant’s Service Relationship with the Company and its Affiliates, contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(m)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(n)    Consent to Jurisdiction; Waiver of Jury Trial. The Participant and the Company (on behalf of itself and its Affiliates) each consents to jurisdiction in a Delaware state or a Federal court sitting in Wilmington, Delaware, and each waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction. The Participant and the Company (on behalf of itself and its Affiliates) each irrevocably and unconditionally agrees (i) that, to the extent such party is not otherwise subject to service of process in the State of Delaware, it will appoint (and maintain an agreement with respect to) an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of said agent, (ii) that service of process may also be made on such party in accordance with Section 11(f), and (iii) that service made pursuant to clause (i) or (ii) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL

BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

(o)    Headings; Interpretations. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. Pronouns and other words of gender shall be read as gender-neutral. Words importing the plural shall include the singular and the singular shall include the plural.

(p)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (.pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

MEDIAALPHA, INC.

    By:
    Name: Jeffrey B. Coyne
    Title: General Counsel

____________________________________
<first_name> <last_name>

EXHIBIT A

PERFORMANCE-BASED VESTING AND OTHER PROVISIONS

1.    Performance Period. For purposes of this Award, the “Performance Period” means the period beginning on January 1, <start year> and ending on December 31, <end year>, and is comprised of three successive one‑year periods (each, an “Annual Measurement Period”) as follows:

a.    The first Annual Measurement Period is the Company’s fiscal year <start year>;

b.    The second Annual Measurement Period is the Company’s fiscal year <second year>; and

c.    The third Annual Measurement Periods is the Company’s fiscal year <end year>.

2.    Annual Measurement Periods and Performance Goals.

a.    One‑third of the target PRSUs will be allocated to each Annual Measurement Period, and between 0% and 200% of the target PRSUs allocated to each Annual Measurement Period may become “earned” (and therefore eligible to vest) based on the level of Adjusted EBITDA (as defined below) actually achieved for that Annual Measurement Period relative to the following Adjusted EBITDA performance goals for that Annual Measurement Period:

Annual Measurement Period	Threshold	Target	Maximum
Fiscal Year 20XX	[•]	[•]	[•]
Fiscal Year 20XX	[•]	[•]	[•]
Fiscal Year 20XX	[•]	[•]	[•]

i.    If Adjusted EBITDA actually achieved for the Annual Measurement Period is below the “Threshold” level, 0% of the target PRSUs allocated to that Annual Measurement Period will be earned;

ii.    If Adjusted EBITDA actually achieved for the Annual Measurement Period is at the “Threshold” level, 50% of the target PRSUs allocated to that Annual Measurement Period will be earned;

iii.    If Adjusted EBITDA actually achieved for the Annual Measurement Period is at the “Target” level, 100% of the target PRSUs allocated to that Annual Measurement Period will be earned;

iv.    If Adjusted EBITDA actually achieved for the Annual Measurement Period is at or above the “Maximum” level, 200% of the target PRSUs allocated to that Annual Measurement Period will be earned;

v.    If Adjusted EBITDA actually achieved for the Annual Measurement Period falls between “Threshold” and “Target” levels or between “Target” and “Maximum” levels, the percentage of the target PRSUs allocated to that Annual Measurement

Period that will be earned will be determined by linear interpolation between the applicable levels;

vi.    The number of PRSUs earned for the Annual Measurement Period will be rounded to the nearest whole PRSU; and

vii.    Except as set forth below in this Exhibit A, any target PRSUs allocated to the Annual Measurement Period that are not earned for such Annual Measurement Period will be forfeited for no consideration.

b.    For purposes of this Award, “Adjusted EBITDA” means net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, equity-based compensation expense and certain other adjustments approved by the Committee in its sole discretion.

3.    Vesting. The target PRSUs earned pursuant to Section 2 of this Exhibit A will be considered vested (and will be settled in accordance with Section 2 of this Agreement) if the Participant’s Service Relationship continues through January 1, 2029 (the “Vesting Date”). Except as set forth in the remainder of this Exhibit A, if, on or prior to the Vesting Date, the Participant’s Service Relationship is terminated (x) by the Company or one of its Affiliates for Cause or (y) by the Participant without Good Reason, all of the PRSUs shall be cancelled immediately.

4.    Termination of Service Relationship.

a.    Termination. If, prior to the Vesting Date and a Change of Control, the Participant’s Service Relationship is terminated (x) by the Company or any of its Affiliates other than for Cause and other than for the Participant’s death or Disability or (y) by the Participant with Good Reason, then:

i.    For any Annual Measurement Period that concluded prior to such termination, the Participant shall vest in the PRSUs earned for that Annual Measurement Period based on the level of Adjusted EBITDA actually achieved for that Annual Measurement Period, and such vested PRSUs shall be settled as soon as practicable following such termination (and in any event within 70 days thereafter); and

ii.    For any Annual Measurement Period that has not concluded prior to such termination, the Participant shall forfeit the PRSUs allocated to such Annual Measurement Period.

b.    Death and Disability. If, prior to the Vesting Date and a Change of Control, the Participant’s Service Relationship is terminated (x) by the Company due to Disability or (y) due to the Participant’s death, then:

i.    For any Annual Measurement Period that concluded prior to such termination, the Participant shall vest in the PRSUs earned for that Annual Measurement Period based on the level of Adjusted EBITDA actually achieved for that Annual Measurement Period, and such vested PRSUs shall be settled as soon as practicable following such termination (and in any event within 70 days thereafter); and

ii.    For any Annual Measurement Period that has not concluded prior to such termination, the Participant shall forfeit the PRSUs allocated to such Annual Measurement Period.

c.    Termination within Three Months of Change of Control. If, prior to the Vesting Date and a Change of Control, the Participant’s Service Relationship is terminated (x) by the Company other than for Cause, (y) by the Participant for Good Reason, or (z) due to the Participant’s death, and, during the three (3) month period thereafter, a Change of Control occurs, the Participant shall become entitled to receive such additional number of Shares as is necessary to ensure that the total number of Shares received by the Participant under this Section 4 of this Exhibit A equals the number of Shares the Participant would have received under Section 5(d) of this Exhibit A had the termination occurred following such Change of Control. Such Shares shall be paid to the Participant immediately prior to such Change of Control.

d.    Forfeiture of Remaining PRSUs. Following a termination of the Service Relationship covered by this Section 4 of Exhibit A, any unvested PRSUs remaining after application of this Section 4 (including Section 4(c)) shall be cancelled immediately.

5.    Change of Control. In the event of a Change of Control:

a.    For any Annual Measurement Period that concluded prior to the Change of Control, the PRSUs earned for that Annual Measurement Period, based on the level of Adjusted EBITDA actually achieved for that Annual Measurement Period, shall remain subject to the time-based vesting condition set forth in Section 3 of this Exhibit A (subject to the accelerated vesting provisions set forth below).

b.    For any Annual Measurement Period that had not concluded prior to the Change of Control, the target level PRSUs shall be deemed earned based on the target level achievement of Adjusted EBITDA for the Annual Measurement Period, and shall remain subject to the time-based vesting condition set forth in Section 3 of this Exhibit A (subject to the accelerated vesting provisions set forth below).

c.    If, in connection with the Change of Control, the time‑based Award (resulting from clauses (a) and (b) above) is not assumed or replaced in a manner that, in the aggregate, preserves the economic value and all material terms and conditions of such time‑based Award, then the time‑based Award shall become fully vested and settled immediately prior to the consummation of the Change of Control.

d.    If, in connection with the Change of Control, the time‑based Award (resulting from clauses (a) and (b) above) is assumed or replaced in a manner that, in the aggregate, preserves the economic value and all material terms and conditions of such time‑based Award, and, upon or during the twelve (12) month period following such Change of Control and prior to the Vesting Date, the Participant’s Service Relationship is terminated (x) by the Company other than for Cause, (y) by the Participant with Good Reason, or (z) due to the Participant’s death, such time-based Award shall immediately vest and shall be settled as soon as practicable following such termination (and in any event within 70 days thereafter).

6.    Termination of Service Relationship after Vesting Date. For the avoidance of doubt, if, after the Vesting Date, the Participant’s Service Relationship is terminated by the Company or one of its Affiliates or by the Participant for any reason, then the Participant will not forfeit any earned PRSUs.

7.    Relationship to Default Plan and Service Relationship Agreement. For purposes of this Award, the provisions of this Agreement (including Exhibit A) governing the treatment of this Award upon a Change of Control or termination of the Participant’s Service Relationship supersede the Plan and the Participant’s Service Relationship Agreement relating to the same subject matter. For purposes of this Award, “Cause”, “Disability” and “Good Reason” have the meanings assigned there to in the Participant’s Service Relationship Agreement.